Exhibit 4.2

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”), dated as of May 11, 2006, by and among vFINANCE, INC., a Delaware corporation (the “Company”), and STERLING FINANCIAL GROUP OF COMPANIES, INC., a Delaware corporation (the “Holder”) hereby amends that certain Registration Rights Agreement by and among each of the Parties hereto.

R E C I T A L S:

A. The Company, Buyer, the Holder and Seller entered into an Asset Purchase Agreement dated January 10, 2006, as amended as of May 11, 2006 (the “Asset Purchase Agreement”), and, pursuant to the Asset Purchase Agreement, the Company and the Holder entered into a Registration Rights Agreement dated January 10, 2006.

B. The consummation of the transactions contemplated in the Asset Purchase Agreement is subject to NASD approval, which has been obtained.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

1.	The Parties agree that Section 1 shall be amended to delete the stated definition of “Filing Date” and to replace such definition in its entirety with the following:

“Filing Date” means the date which is six (6) months after the Closing Date. If all Holders have not furnished the Company with a Selling Holder Questionnaire by such date, the Filing Date shall be delayed until the tenth (10th) trading day after the Company has received the last Selling Holder Questionnaire from all of the Holders.

2.
All other provisions of the Registration Rights Agreement shall remain in full force and effect. The Registration Rights Agreement is incorporated by reference herein, as modified by the changes herein. Each term capitalized but not defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement. The Registration Rights Agreement, as amended by this Amendment constitutes the entire agreement of the Parties with respect to the subject matter hereof. In the event of any inconsistency between the terms of this Amendment and the Registration Rights Agreement, the terms of this Amendment shall govern and prevail.

3.
This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Parties to this Amendment need not execute the same counterpart.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

VFINANCE, INC.

By:	/s/ Leonard Sokolow
Leonard Sokolow
CEO and President

STERLING FINANCIAL GROUP OF COMPANIES, INC.

By:	/s/ Charles P. Garcia
Name: Charles P. Garcia
Title: CEO